Exhibit 99.1
Ziff Davis Reports Second Quarter 2026 Financial Results

NEW YORK, NY -- August 6, 2026 -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the second quarter ended June 30, 2026.
“With the successful sale of our Connectivity business, our significant share repurchases, and our robust free cash flow, Ziff Davis is in a very strong financial position,” said Vivek Shah, CEO of Ziff Davis. “We are focused on deploying capital strategically to maximize long-term shareholder returns.”

SECOND QUARTER 2026 RESULTS

During the second quarter of 2026, the Company completed the sale of its Connectivity business. The results of the Connectivity business are classified as discontinued operations for all periods presented in this press release. Unless otherwise noted, all amounts, percentages, and any discussion in this press release reflect the results from continuing operations, except for the Statements of Cash Flows and Free cash flow, which are presented on a combined continuing and discontinued operations basis. Furthermore, upon the classification of Connectivity as a discontinued operation, the Company determined that Connectivity was no longer a reportable segment.
•Revenues (1) decreased to $286.7 million compared to $294.8 million for Q2 2025.
•Operating (loss) income decreased to an operating loss of $(44.7) million compared to operating income of $13.8 million for Q2 2025. This includes a $54.8 million goodwill impairment recognized in Q2 2026 compared to none in Q2 2025.
•Net (loss) income from continuing operations (2) decreased to $(52.2) million compared to $14.3 million for Q2 2025.
•Net (loss) income per diluted share from continuing operations (2) decreased to $(1.43) compared to $0.34 for Q2 2025.
•Adjusted EBITDA (3) decreased to $76.8 million compared to $79.8 million for Q2 2025.
•Adjusted net income (2) (3) decreased to $37.8 million compared to $38.1 million for Q2 2025.
•Adjusted net income per diluted share (2) (3) (or “Adjusted diluted EPS”) increased 13.2% to $1.03 compared to $0.91 for Q2 2025.
•Net cash provided by operating activities from continuing and discontinued operations increased 55.9% to $89.0 million compared to $57.1 million in Q2 2025. Free cash flow from continuing and discontinued operations (3) increased 100.3% to $54.0 million compared to $26.9 million in Q2 2025.
•Ziff Davis completed the sale of its Connectivity division for total proceeds of approximately $1,216.1 million, consisting of approximately $1,179.1 million cash received at closing, or $1,134.1 million net of cash divested, and $37.0 million held in escrow.
•Ziff Davis deployed approximately $9.2 million for current and prior year acquisitions during the quarter and $121.5 million related to share repurchases in Q2 2026.

The following table reflects results from continuing operations, except for Net cash provided by operating activities and Free cash flow which are on combined basis of continuing and discontinued operations, for the three and six months ended June 30, 2026 and 2025, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2026	2025		2026	2025
Revenues (1)
Technology & Shopping	$76.7	$80.8	(5.0)%	$147.9	$162.4	(9.0)%
Gaming & Entertainment	$46.6	$46.2	0.9%	$87.4	$84.3	3.7%
Health & Wellness	$94.7	$99.5	(4.8)%	$180.6	$185.2	(2.5)%
Cybersecurity & Martech	$68.7	$68.3	0.5%	$138.5	$135.7	2.1%
Total revenues (1)	$286.7	$294.8	(2.7)%	$554.4	$567.6	(2.3)%
Operating (loss) income	$(44.7)	$13.8	NM (4)	$(41.8)	$28.2	NM (4)
Operating (loss) income margin	(15.6)%	4.7%	(20.3)%	(7.5)%	5.0%	(12.5)%
Net (loss) income from continuing operations (2)	$(52.2)	$14.3	NM (4)	$(52.9)	$24.1	NM (4)
Net (loss) income per diluted share from continuing operations (2)	$(1.43)	$0.34	NM (4)	$(1.43)	$0.57	NM (4)
Adjusted EBITDA (3)	$76.8	$79.8	(3.7)%	$140.2	$151.2	(7.3)%
Adjusted EBITDA margin (3)	26.8%	27.1%	(0.3)%	25.3%	26.6%	(1.3)%
Adjusted net income (2)(3)	$37.8	$38.1	(0.6)%	$65.4	$71.1	(8.0)%
Adjusted diluted EPS (2)(3)	$1.03	$0.91	13.2%	$1.75	$1.68	4.2%

Net cash provided by operating activities from continuing and discontinued operations	$89.0	$57.1	55.9%	$118.9	$77.7	53.1%
Free cash flow from continuing and discontinued operations (3)	$54.0	$26.9	100.3%	$50.8	$21.9	131.5%
Notes:

(1)	The revenues associated with each of the reportable segments may have been rounded when presented independently so they foot precisely to Total Revenues.
(2)
GAAP effective tax rates were approximately (1.8)% and (0.8)% for the three months ended June 30, 2026 and 2025, respectively, and (6.6)% and 22.3% for the six months ended June 30, 2026 and 2025, respectively. Adjusted effective tax rates were approximately 23.9% and 24.2% for the three months ended June 30, 2026 and 2025, respectively, and 23.9% and 23.9% for the six months ended June 30, 2026 and 2025, respectively.

(3)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.
(4)	NM: Not meaningful.

EARNINGS CONFERENCE CALL AND AUDIO WEBCAST

Ziff Davis will host a live audio webcast and conference call discussing its second quarter 2026 financial results on Friday, August 7, 2026, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.

ABOUT ZIFF DAVIS

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, health and wellness, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

CONTACT:

Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions or divestitures; the Company’s ability to realize the anticipated benefits from the divestiture of the Connectivity business; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology; the risk of alleged infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in the Company’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$1,606,112	$573,777
Accounts receivable, net of allowances of $6,343 and $8,141, respectively	418,846	623,441
Prepaid expenses and other current assets	59,804	81,964
Current assets - discontinued operations	—	91,217
Total current assets	2,084,762	1,370,399
Long-term investments	99,936	93,228
Property and equipment, net of accumulated depreciation of $419,396 and $382,187, respectively	171,481	162,130
Intangible assets, net	293,773	338,178
Goodwill	1,291,002	1,346,964
Deferred income taxes	5,444	5,107
Other assets	51,629	24,523
Noncurrent assets - discontinued operations	—	322,777
TOTAL ASSETS	$3,998,027	$3,663,306
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$489,554	$696,918
Income taxes payable, current	185,637	7,345
Deferred revenue, current	126,974	129,700
Current portion of long-term debt	148,937	148,685
Other current liabilities	12,228	16,089
Current liabilities - discontinued operations	—	76,216
Total current liabilities	963,330	1,074,953
Long-term debt	718,703	717,815
Deferred revenue, noncurrent	5,903	6,518
Liability for uncertain tax positions	19,619	19,733
Deferred income taxes	20,773	41,116
Other noncurrent liabilities	32,241	33,055
Noncurrent liabilities - discontinued operations	—	16,541
TOTAL LIABILITIES	1,760,569	1,909,731

Common stock	350	384
Additional paid-in capital	436,450	472,723
Retained earnings	1,867,704	1,337,542
Accumulated other comprehensive loss	(67,046)	(57,074)
TOTAL STOCKHOLDERS’ EQUITY	2,237,458	1,753,575
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,998,027	$3,663,306

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Total revenues	$286,738	$294,803	$554,379	$567,619
Operating costs and expenses:
Direct costs	45,711	40,663	90,028	81,064
Sales and marketing	122,172	127,044	237,405	239,455
Research, development, and engineering	14,369	14,197	28,006	28,117
General, administrative, and other related costs	47,496	48,794	94,140	91,957
Depreciation and amortization	46,874	50,335	91,752	98,787
Goodwill impairment	54,839	—	54,839	—
Total operating costs and expenses	331,461	281,033	596,170	539,380
Operating (loss) income	(44,723)	13,770	(41,791)	28,239
Interest expense, net	(5,770)	(6,584)	(12,666)	(12,778)
Gain on investments, net	—	4,340	—	4,340
Other (loss) income, net	(586)	(2,402)	102	(3,877)
(Loss) income from continuing operations before income tax expense and income from equity method investment	(51,079)	9,124	(54,355)	15,924
Income tax (expense) benefit	(941)	69	(3,578)	(3,549)
(Loss) income from equity method investment, net of tax	(133)	5,115	5,005	11,745
Net (loss) income from continuing operations	(52,153)	14,308	(52,928)	24,120
Net income from discontinued operations, net of tax	676,614	12,035	699,650	26,462
Net income	$624,461	$26,343	$646,722	$50,582

Net (loss) income per common share from continuing operations:
Basic	$(1.43)	$0.34	$(1.43)	$0.57
Diluted	$(1.43)	$0.34	$(1.43)	$0.57
Net income per common share from discontinued operations:
Basic	$18.60	$0.29	$18.92	$0.63
Diluted	$18.60	$0.29	$18.92	$0.63
Net income per common share:
Basic	$17.16	$0.63	$17.49	$1.20
Diluted	$17.16	$0.63	$17.49	$1.20
Weighted average shares outstanding:
Basic	36,381,271	41,732,800	36,985,872	42,143,165
Diluted	36,381,271	41,750,114	36,985,872	42,257,116

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$646,722	$50,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,656	113,438
Non-cash operating lease costs	3	4,325
Share-based compensation	23,897	21,479
Provision for credit losses on accounts receivable	1,994	1,012
Deferred income taxes, net	(22,542)	(7,320)
Gain on sale of businesses	(860,597)	—
Goodwill impairment	54,839	—
Changes in fair value of contingent consideration	124	(2,318)
Income from equity method investments, net of tax	(5,005)	(11,745)
Gain on investments, net	—	(4,340)
Other	3,826	1,701
Decrease (increase) in:
Accounts receivable	204,820	147,417
Prepaid expenses and other current assets	(2,972)	(523)
Other assets	3,480	1,900
Increase (decrease) in:
Accounts payable and accrued expenses	(230,206)	(209,583)
Income taxes payable	204,345	(21,482)
Deferred revenue	7,402	464
Other current liabilities	(7,870)	(7,320)
Net cash provided by operating activities	118,916	77,687
Cash flows from investing activities:
Purchases of property and equipment	(68,126)	(55,752)
Acquisitions, net of cash received	(8,030)	(50,345)
Distribution from equity method investment	—	9,196
Proceeds from sale of equity investments	—	25,250
Proceeds from sale of businesses, net of cash divested	1,134,081	—
Other	(209)	51
Net cash provided by (used in) investing activities	1,057,716	(71,600)
Cash flows from financing activities:
Repurchase of common stock	(173,058)	(68,834)
Issuance of common stock under employee stock purchase plan	3,477	3,751
Deferred payments for acquisitions	(1,162)	(213)
Other	(3,041)	(1,592)
Net cash used in financing activities	(173,784)	(66,888)
Effect of exchange rate changes on cash and cash equivalents	(3,747)	12,180
Net change in cash and cash equivalents	999,101	(48,621)
Cash and cash equivalents at beginning of period	607,011	505,880
Cash and cash equivalents at beginning of period associated with discontinued operations	33,234	18,380
Cash and cash equivalents at beginning of period associated with continuing operations	573,777	487,500
Cash and cash equivalents at end of period	1,606,112	457,259
Cash and cash equivalents at end of period associated with discontinued operations	—	18,141
Cash and cash equivalents at end of period associated with continuing operations	$1,606,112	$439,118

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow from continuing and discontinued operations, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in OCV Fund I, LP (the “OCV Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-use software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Long-lived asset impairments and other charges. These expenses are incurred in connection with impaired long-lived assets, including right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues.
Adjusted net income (loss) is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Long-lived asset impairments and other charges. These expenses are incurred in connection with impaired long-lived assets, including ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) from continuing operations by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.

Free cash flow from continuing and discontinued operations is defined as Net cash provided by operating activities, which includes both continuing and discontinued operations, less purchases of property and equipment, plus changes in contingent consideration (if any).
Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss) from continuing operations, generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net (loss) income from continuing operations to Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net (loss) income from continuing operations	$(52,153)	$14,308	$(52,928)	$24,120
Interest expense, net	5,770	6,584	12,666	12,778
Gain on investment, net	—	(4,340)	—	(4,340)
Other loss (income), net	586	2,402	(102)	3,877
Income tax (benefit) expense	941	(69)	3,578	3,549
Income (loss) from equity method investment, net of tax	133	(5,115)	(5,005)	(11,745)
Depreciation and amortization	46,874	50,334	91,752	98,787
Share-based compensation	11,520	10,848	20,068	19,930
Transaction, integration, and other charges	5,092	3,980	11,724	3,339
Long-lived asset impairments and other charges	3,242	851	3,609	871
Goodwill impairment	54,839	—	54,839	—
Adjusted EBITDA	$76,844	$79,783	$140,201	$151,166

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth Revenues and a reconciliation of Operating (loss) income to Adjusted EBITDA by segment:

	Three months ended June 30, 2026
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate	Total
Revenues	$76,757	$46,619	$94,658	$68,704	$—	$286,738

Operating (loss) income	$(3,306)	$9,017	$(42,291)	$13,378	$(21,521)	$(44,723)
Depreciation and amortization	20,500	3,385	13,440	9,372	177	46,874
Share-based compensation	1,681	658	2,095	1,366	5,720	11,520
Transaction, integration, and other charges	897	177	378	(656)	4,296	5,092
Long-lived asset impairments and other charges	66	1,302	1,734	140	—	3,242
Goodwill impairment	—	—	54,839	—	—	54,839
Adjusted EBITDA	$19,838	$14,539	$30,195	$23,600	$(11,328)	$76,844

	Three months ended June 30, 2025
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$80,776	$46,226	$99,452	$68,349	$—	$294,803

Operating (loss) income	$(7,944)	$11,255	$16,018	$12,235	$(17,794)	$13,770
Depreciation and amortization	23,049	3,054	14,371	9,821	39	50,334
Share-based compensation	1,437	449	1,626	1,135	6,201	10,848
Transaction, integration, and other charges	1,720	331	771	79	1,079	3,980
Long-lived asset impairments and other charges	4	100	653	99	(5)	851
Adjusted EBITDA	$18,266	$15,189	$33,439	$23,369	$(10,480)	$79,783

(1) Includes certain allocated overhead expenses previously reported in the Connectivity reportable segment.
Figures above are net of inter-segment revenues and operating costs and expenses.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net (loss) income from continuing operations to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended June 30,
	2026	Per diluted share (1)	2025	Per diluted share (1)
Net (loss) income from continuing operations	$(52,153)	$(1.43)	$14,308	$0.34
Interest, net	75	—	61	—
Gain on investments, net	—	—	(4,340)	(0.10)
Income from equity method investment, net	133	—	(5,115)	(0.13)
Amortization	19,249	0.52	22,397	0.54
Share-based compensation	9,120	0.25	7,051	0.17
Transaction, integration, and other charges	4,116	0.11	3,045	0.07
Long-lived asset impairment and other charges	2,468	0.07	676	0.02
Goodwill impairment	54,839	1.49	—	—
Adjusted net income	$37,847	$1.03	$38,083	$0.91

	Six months ended June 30,
	2026	Per diluted share (1)	2025	Per diluted share (1)
Net (loss) income from continuing operations	$(52,928)	$(1.43)	$24,120	$0.57
Interest, net	170	—	122	—
Gain on investments, net	—	—	(4,340)	(0.10)
Income from equity method investment, net	(5,005)	(0.13)	(11,745)	(0.29)
Amortization	38,812	1.04	43,504	1.03
Share-based compensation	16,710	0.45	16,277	0.39
Transaction, integration, and other charges	10,021	0.27	2,438	0.06
Long-lived asset impairment and other charges	2,774	0.07	703	0.02
Goodwill impairment	54,839	1.47	—	—
Adjusted net income	$65,393	$1.75	$71,079	$1.68

(1) The reconciliation of Net (loss) income from continuing operations per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended June 30, 2026
	GAAP amount	Adjustments							Adjusted non-GAAP amount
		Interest, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges	Goodwill impairment
Direct costs	$(45,711)	$—	$—	$—	$81	$122	$—	$—	$(45,508)
Sales and marketing	$(122,172)	—	—	—	1,444	771	—	—	$(119,957)
Research, development, and engineering	$(14,369)	—	—	—	980	479	—	—	$(12,910)
General, administrative, and other related costs	$(47,496)	—	—	—	9,015	3,722	3,242	—	$(31,517)
Depreciation and amortization	$(46,874)	—	—	25,769	—	—	—	—	$(21,105)
Goodwill impairment	$(54,839)	—	—	—	—	—	—	54,839	$—
Interest expense, net	$(5,770)	100	—	—	—	—	—	—	$(5,670)
Other loss, net	$(586)	—	—	—	—	281	—	—	$(305)
Income tax expense (1)	$(941)	(25)	—	(6,520)	(2,400)	(1,259)	(774)	—	$(11,919)
Income from equity method investment, net of tax	$(133)	—	133	—	—	—	—	—	$—
Total non-GAAP adjustments		$75	$133	$19,249	$9,120	$4,116	$2,468	$54,839

(1)    Adjusted effective tax rate was approximately 23.9% for the three months ended June 30, 2026. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $11,919 and the denominator is $49,766, which equals adjusted net income of $37,847 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended June 30, 2025
	GAAP amount	Adjustments							Adjusted non-GAAP amount
		Interest, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges
Direct costs	$(40,663)	$—	$—	$—	$—	$46	$(3)	$—	$(40,620)
Sales and marketing	$(127,044)	—	—	—	—	1,062	1,240	—	$(124,742)
Research, development, and engineering	$(14,197)	—	—	—	—	810	288	—	$(13,099)
General, administrative, and other related costs	$(48,794)	—	—	—	—	8,930	2,455	851	$(36,558)
Depreciation and amortization	$(50,335)	—	—	—	29,727	—	—	—	$(20,608)
Interest expense, net	$(6,584)	82	—	—	—	—	—	—	$(6,502)
Gain on investments, net	$4,340	—	(4,340)	—	—	—	—	—	$—
Other loss, net	$(2,402)	—	—	—	—	—	—	—	$(2,402)
Income tax expense (1)	$69	(21)	—	—	(7,330)	(3,797)	(935)	(175)	$(12,189)
Income from equity method investment, net of tax	$5,115	—	—	(5,115)	—	—	—	—	$—
Total non-GAAP adjustments		$61	$(4,340)	$(5,115)	$22,397	$7,051	$3,045	$676

(1)     Adjusted effective tax rate was approximately 24.2% for the three months ended June 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $12,189 and the denominator is $50,272, which equals adjusted net income of $38,083 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2026
	GAAP amount	Adjustments							Adjusted non-GAAP amount
		Interest, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges	Goodwill impairment
Direct costs	$(90,028)	$—	$—	$—	$133	$212	$—	$—	$(89,683)
Sales and marketing	$(237,405)	—	—	—	2,433	2,246	—	—	$(232,726)
Research, development, and engineering	$(28,006)	—	—	—	1,658	1,310	—	—	$(25,038)
General, administrative, and other related costs	$(94,140)	—	—	—	15,844	7,961	3,609	—	$(66,726)
Depreciation and amortization	$(91,752)	—	—	49,316	—	—	—	—	$(42,436)
Goodwill impairment	$(54,839)	—	—	—	—	—	—	54,839	$—
Interest expense, net	$(12,666)	226	—	—	—	—	—	—	$(12,440)
Other income, net	$102	—	—	—	—	515	—	—	$617
Income tax expense (1)	$(3,578)	(56)	—	(10,504)	(3,358)	(2,223)	(835)	—	$(20,554)
Loss from equity method investment, net	$5,005	—	(5,005)	—	—	—	—	—	$—
Total non-GAAP adjustments		$170	$(5,005)	$38,812	$16,710	$10,021	$2,774	$54,839

(1)     Adjusted effective tax rate was approximately 23.9% for the six months ended June 30, 2026. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $20,554 and the denominator is $85,947, which equals adjusted net income of $65,393 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2025
	GAAP amount	Adjustments							Adjusted non-GAAP amount
		Interest, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges
Direct costs	$(81,064)	$—	$—	$—	$—	$98	$57	$—	$(80,909)
Sales and marketing	$(239,455)	—	—	—	—	1,860	2,143	—	$(235,452)
Research, development, and engineering	$(28,117)	—	—	—	—	1,491	223	—	$(26,403)
General, administrative, and other related costs	$(91,957)	—	—	—	—	16,481	915	871	$(73,690)
Depreciation and amortization	$(98,787)	—	—	—	57,504	—	—	—	$(41,283)
Interest expense, net	$(12,778)	163	—	—	—	—	—	—	$(12,615)
Gain on investments, net	$4,340	—	(4,340)	—	—	—	—	—	$—
Other loss, net	$(3,877)	—	—	—	—	—	—	—	$(3,877)
Income tax expense (1)	$(3,549)	(41)	—	—	(14,000)	(3,653)	(900)	(168)	$(22,311)
Income from equity method investment, net	$11,745	—	—	(11,745)	—	—	—	—	$—
Total non-GAAP adjustments		$122	$(4,340)	$(11,745)	$43,504	$16,277	$2,438	$703

(1)     Adjusted effective tax rate was approximately 23.9% for the six months ended June 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $22,311 and the denominator is $93,390, which equals adjusted net income of $71,079 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities from continuing and discontinued operations to Free cash flow from continuing and discontinued operations:

2026	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities from continuing and discontinued operations	$29,953	$88,963	$—	$—	$118,916
Less: Purchases of property and equipment	(33,127)	(34,999)	—	—	(68,126)
Free cash flow from continuing and discontinued operations	$(3,174)	$53,964	$—	$—	$50,790
`

2025	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities from continuing and discontinued operations	$20,613	$57,074	$138,299	$191,082	$407,068
Less: Purchases of property and equipment	(25,619)	(30,133)	(30,136)	(33,310)	(119,198)
Free cash flow from continuing and discontinued operations	$(5,006)	$26,941	$108,163	$157,772	$287,870